UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2009

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 11, 2009, the Company announced via press release, preliminary results for the quarter ended December 31, 2008. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On February 10, 2009, the Board of Directors of BSQUARE Corporation (the "Company"), on the recommendation of the Audit Committee, determined that the Company should restate its financial statements for fiscal year 2007, and for the first and second quarters of fiscal year 2008. Accordingly, the Company's previously released financial statements for these periods, and all related earnings press releases and communications relating to these periods, should not be relied upon. The Company has discussed this conclusion with its independent registered public accounting firm.

Management recently identified clerical errors in the Company’s calculation of certain vendor volume discounts affecting third-party software cost of sales. This error impacted the fourth quarter of 2006, the 2007 fiscal year, and the first two quarters of 2008. The errors did not continue after June 30, 2008 and, in September 2008, the vendor changed its pricing structure, which eliminated the possibility for this type of error. The effect on the fourth quarter of 2006 was deemed to be immaterial and will be reflected in the restated 2007 financial statements.

The Company estimates that the error will increase software cost of sales for fiscal 2007 by approximately $440,000, and will increase software cost of sales for the six months ended June 30, 2008 by approximately $160,000. The error represented 1% of related software cost of sales for these periods. These estimates are preliminary and are subject to further review by management and audit by the Company’s independent registered public accounting firm. The error had no effect on the amount of royalties paid or owed to this vendor and, therefore, will have no impact on the Company’s cash or investments.

The Company is working diligently to prepare and file its restated financial statements as soon as practicable. The Company will not report its financial results for fiscal year 2008 until it has filed its restated financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. 99.1

Description: Press release of BSQUARE Corporation dated February 11, 2009.

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding an arrangement with a major silicon vendor, the expected impact of the TestQuest acquisition, the qualitative and quantitative effects of errors identified in certain of the Company’s previously issued financial statements, the Company’s intent to restate such financial statements, the estimated amounts to be restated, and the ongoing review of such financial statements. All statements contained in this current report that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: the audit and review by the Company’s independent registered public accounting firm of the results and findings of the Company, including the audit and review of the Company’s estimates of amounts to be restated; the impact, if any, of such results or findings on the financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks of litigation and governmental or other regulatory inquiries or proceedings arising out of or related to any of the matters described in this press release; and risks, uncertainties and changes in financial conditions. Therefore, all forward-looking statements should be considered in light of various important factors, including but not limited to the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

February 11, 2009	By:	/s/ Scott C. Mahan

Name: Scott C. Mahan
Title: Vice President, Finance & Operations and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of BSQUARE Corporation dated February 11, 2009.